                                                                    EXHIBIT 23.5

Board of Directors
COMPS.COM, Inc.
Carroll Centre Road, Suite 100
San Diego, California 9

Gentlemen:

     The undersigned hereby consents to the inclusion of its letter, dated November 3, 1999, addressed to you in the registration statement on Form S-4 (the "Registration Statement") filed by CoStar Group, Inc., a Delaware corporation ("CoStar"), related to the offer and sale of shares of CoStar common stock contemplated by the Agreement and Plan of Merger, dated as of November 3, 1999, by and among COMPS.COM, Inc., a Delaware corporation, CoStar and Acq. Sub and to the references to our firm in the proxy statement/prospectus forming a part of the Registration Statement. In giving such consent, the undersigned does not thereby admit that it is within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          VOLPE BROWN WHALEN & COMPANY LLC

                                          By: /s/
                                             -----------------------------------

                                          Name: Steven D. Piper
                                               ---------------------------------

                                          Title: Compliance Officer
                                                --------------------------------